EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 17th day of September, 1998, between BIOSHIELD TECHNOLOGIES, INC., a Georgia corporation (the "Company"), and JEFFREY A. PARKER, a Florida resident (the "Executive").

1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.
         2. Term.  The employment of the Executive by the Company as provided in
Section 1 will commence on the second Monday following the closing of the initial public offering of the Company (the "Commencement Date") as provided by its registration statement first filed with the Securities and Exchange Commission on June 26, 1998 (the "IPO") and will terminate at 12:01 a.m. on the third anniversary of the Commencement Date (the "Expiration Date") unless extended or sooner terminated as hereinafter provided (such period, the "Employment Period"). If the IPO does not close by November 30, 1998, either party may at any time beginning on December 1, 1998 and ending on the day prior to the closing of the IPO, elect to cancel this Agreement prior to the Commencement Date without any liability to any party, it being acknowledged that no representation is being made with respect to whether or when the IPO may close.

         3.       Position, Duties and Responsibilities.

                  (a) Position. The Executive hereby agrees to serve as Chief Operating Officer and Vice President for Sales and Marketing of the Company. The Executive shall devote his best efforts and substantially full time and attention to the performance of services to the Business of the Company in his capacity as an officer thereof and as may reasonably be requested by the Board. The Company shall retain full direction and control of the means and methods by which the Executive performs the above services. For purposes of this Agreement, "Business" shall mean development, marketing, and sale of surface modifying antimicrobials and biostatic products.

                  (b) Place of Employment. During the term of this Agreement, the Executive shall perform the services required by this Agreement at the Company's principal place of business in Atlanta, Georgia; provided, however, that should the Company relocate its principal place of business to another city or state, either party may terminate this Agreement in accordance with Section 5(e) below.

                  (c) Other Activities. Except with the prior written approval of the Board (which the Board may grant or withhold in its sole and absolute discretion), the Executive, during the Employment Period, will not (i) accept any other employment, (ii) serve as an officer or on the board of directors or similar body of any other business entity (except as otherwise set forth below) that is or may be competitive with, or that might place him in a competing position to, the Business of the Company or any of its affiliates, or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to, the Business of the Company or any of its affiliates. Notwithstanding the foregoing, the Company agrees that the Executive (or affiliates of the Executive) shall be permitted (i) to undertake the activities set forth in Section 8, (ii) to make any other passive personal investment that is not in a business activity that is directly or indirectly competitive with the Business of the Company, (iii) to participate in industry organizations, and (iv) to participate in charitable or educational activities.

         4.       Compensation and Related Matters.

                  (a) Salary. During the Employment Period, the Company shall pay the Executive a salary of not less than $150,000 annually during the Employment Period. All salary is to be paid consistent with the standard payroll practices of the Company (e.g., timing of payments and standard employee deductions, such as income tax withholdings, social security), but not less frequently than monthly with each payment being no less than 1/12th of the annual salary.

                  (b)  Business  Expenses.   The  Company  shall  reimburse  the
Executive in connection with the conduct of the Company's business upon presentation of sufficient tangible evidence of such expenditures consistent with the Company's policies as in place from time to time.

                  (c) Stock Option Benefits. The Company agrees to grant the Executive a non-qualified stock option to acquire up to 150,000 shares of the Company's common stock at an exercise price equal to the offering price of the Company's common stock in its IPO under the Company's 1997 Stock Incentive Plan (the "Option Plan"). The option shall vest in three (3) equal installments of 50,000 each beginning on the first anniversary of the Commencement Date. In the event the Executive is terminated without cause pursuant to Section 5(d) below or the Executive terminates this Agreement for Good Cause pursuant to Section 5(e) below, then the vesting period shall be accelerated such that any option shares that would have vested at the end of the year in which the Date of Termination occurs (the "Termination Year") shall become immediately vested; provided, however, that the Executive shall exercise all options vested upon termination no later than 120 days following the last day of the Termination Year. The Company agrees that within a reasonable time following the execution of this Agreement it will execute an option agreement with the Executive (the "Option Agreement") on these terms. Except as otherwise set forth in this
Section 4 and except with respect to the Company's obligations under this Agreement with respect to the Option Agreement and the Option Plan, nothing herein is intended, or shall be construed to require the Company to institute or continue any, or any particular, plan or benefits.

                  (d) Health and Similar Benefits. The Executive shall be entitled to participate in or receive health, welfare, life insurance, long-term disability insurance and similar benefits as the Company provides generally from time to time to its executives. In the event that the Company does not provide health benefits to its executives as of the Commencement Date, then the Company shall pay the medical insurance premiums of the Executive as currently provided under his COBRA benefits for a period of ninety (90) days from the Commencement Date.

(d) Fringe Benefits. The Executive will be entitled to fringe benefits as may be determined or granted from time-to-time by the Board.

                  (e) Vacation. The Executive shall be entitled to three vacation weeks (15 business days) in each calendar year on a pro-rated basis. The Executive will be entitled to all Company holidays.

                  (g) Relocation Benefits. The Company shall reimburse the Executive for the reasonable costs or relocating his principal residence and transferring his household from his present domicile in Florida to Georgia. The Company shall reimburse the Executive for any real estate commission incurred by the Executive for the sale of his principal residence in Florida up to a maximum of six percent (6%). The Company shall reimburse the Executive for temporary living expenses in Atlanta, Georgia for a period not to exceed sixty (60) days from the Commencement Date and not to exceed an amount of $6,000.00.

         5. Termination. The Executive's employment hereunder shall be, or may be, as the case may be, terminated under the following circumstances:

                  (a)  Death.   The  Executive's   employment   hereunder  shall
terminate upon his death.

                  (b) Disability. The Executive's employment hereunder shall terminate on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform his duties under this Agreement for more than 120 days during any 180-day period.

                  (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. "Cause" shall mean (i) Employee's material breach of any of the terms of this Agreement, (ii) his conviction of a crime involving moral turpitude or constituting a felony under the laws of any state, the District of Columbia or of the United States, or (iii) his gross negligence, willful misconduct or fraud in the performance of his duties hereunder.

                  (d) Employment-At-Will/Termination for Any Reason. Notwithstanding the term of this Agreement having a duration of three years and the annual salary to be paid to the Executive during each of the first three full years of his employment with the Company, nothing in this Agreement should be construed as to confer any right of the Executive to be employed by the Company for a fixed or definite term. Subject to Section 6 hereof, the Executive hereby agrees that the Company may dismiss him under this Section 5(d) without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to the Executive, whether made orally or contained in any document, pertaining to the Executive's relationship with the Company. Notwithstanding anything to the contrary contained herein, including Sections 2 and 4, the Executive's employment with the Company is not for any specified term, is at will and may be terminated by the Company at any time by delivery of a notice of termination to the Executive, for any reason, with or without cause, without liability except with respect to the payments provided for by Section 6.


                  (e) Voluntary Resignation. The Executive may voluntarily resign his position and terminate his employment with the Company at any time for any reason or for Good Cause. For purposes of this Agreement, "Good Cause" shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are substantially corrected within thirty (30) days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the following reasons: (i) any material reduction or diminution in the duties, responsibilities and status of Executive's position; (ii) a material breach by the Company of any provision of this Agreement; and (iii) the occurrence of a Change in Control. The Executive understands, acknowledges and agrees that any voluntary resignation by him as a result of any personal or family reasons not otherwise set forth in this Section 5(e) shall not constitute Good Cause. As used in this Agreement, "Change of Control" means the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of the Company, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than Jacques Elfersy or Timothy C. Moses or their affiliates (the "Principals"), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than eighty percent (80%) of the total voting power of the total outstanding voting stock of the Company on a fully diluted basis or
(iii) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than the Principals, becomes the beneficial owner, directly or indirectly, of more than eighty percent (80%) of the total voting power of the total outstanding voting stock of the Company. If the Executive elects to resign for any reason or for Good Cause, the Executive shall deliver written notice of resignation to the Company (the "Notice of Resignation"). The Notice of Resignation shall set forth the date such resignation shall become effective (the "Date of Resignation"), which date shall, in any event, be at least thirty
(30) days and no more than sixty (60) days from the date the Notice of Resignation is delivered to the Company. At its option, the Company may reduce such notice period to any length, upon ten (10) days written notice to the Executive.

                  (f) Notice. Any termination of the Executive's employment by the Company shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (g) "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in Section 5(b), above, (iii) if the Executive's employment is terminated by the Company for Cause pursuant to subsection 5(c) above, or without Cause by the Company pursuant to subsection 5(d) above, the date specified in the Notice of Termination and (iv) if the Executive voluntarily resigns pursuant to subsection 5(e) above, the date of the Notice of Resignation.

                  (h)      Termination Obligations.

                           (i) The Executive hereby acknowledges and agrees that all Personal Property and equipment furnished to or prepared by the Executive in the course of or incident to his employment, belongs to the Company and shall be promptly returned to the Company upon termination of the Employment Period. "Personal property" includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, formulae, blueprints, and other documents, or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company. Following termination, the Executive will not retain any written or other tangible material containing any proprietary information of the Company.

                          (ii) Upon termination of the Employment Period, the Executive shall be deemed to have resigned from all offices then held with the Company or any affiliate.

                         (iii) The representations and warranties contained herein and the Executive's obligations under Sections 5(h), 6, 7, 8, 9 and 15 through 18 shall survive termination of the Employment Period and the expiration of this Agreement.

                  (i) Release. In exchange for the Company entering into the Agreement, the Executive agrees that, at the time of his resignation or termination from the Company, he will execute a release acceptable to the Company of all liability of the Company and its officers, shareholders, employees and directors to the Executive in connection with or arising out of his employment with the Company, except with respect to any then-vested rights under the Company's Option Plan and except with respect to any Severance Payments which may be payable to him under the terms of the Agreement.

         6.       Compensation Upon Termination.

                  (a) Death. If the Executive's employment shall be terminated pursuant to Section 5(a), the Company shall pay the estate of the Executive (the "Estate") his base salary payable pursuant to Section 4(a) and benefits described in Sections 4.1(d) and 4(e) through the Date of Termination. At the Estate's expense, the Executive's dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (b) Disability. If the Executive's employment shall be terminated by reason of disability pursuant to Section 5(c), the Executive shall receive his base salary payable pursuant to Section 4(a) and benefits described in Sections 4(d) and 4(e) up to the Date of Termination and for 90 days thereafter; provided, however, that payments so made to the Executive during the disability shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.


                  (c) Cause. If the Executive's employment shall be terminated for Cause pursuant to Section 5(c) hereof, the Company shall pay the Executive his base salary pursuant to Section 4(a) through the Date of Termination. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (d) Other Terminations by the Company. If the Company shall terminate the Executive's employment without cause pursuant to Section 5(d) hereof, the Company shall pay the Executive his then current base salary at the Date of Termination pursuant to Section 4(a) for a period of the lesser of (i) the remaining unexpired term of this Agreement or (ii) one (1) year from the Date of Termination (the "Severance Payment"). The Company shall pay on behalf of the Executive the cost of any continuation of the then existing health insurance coverage of the Executive for a period of the lesser of (i) the remaining unexpired term of this Agreement, (ii) one (1) year from the Date of Termination or (iii) until the Executive obtains Full Time Employment (the "Severance Benefit"). For purposes of this Agreement, "Full Time Employment" shall mean employment at a subsequent full time employer or in connection with a full time consulting practice or other self-employment or any full time venture founded by the Executive.

                  (e) Voluntary Resignation. If the Executive terminates his employment with the Company pursuant to Section 5(e) hereof for Good Cause, the Company shall pay the Executive his Severance Payment and Severance Benefit.

                  (f) If the Executive terminates his employment with the Company pursuant to Section 5(e) hereof without Good Cause, the Company shall have no obligation to pay the Severance Payment or Severance Benefit or otherwise compensate the Executive following the Date of Resignation.

                  (g) In the event of any Termination pursuant to Section 5, the Executive shall be entitled to retain any and all options to purchase capital stock of the Company granted to the Executive pursuant to the terms and conditions of the Option Agreement that have vested, either by passage of time or by virtue of acceleration pursuant to Section 4(c), as of the Date of Termination.

                  (h) Any Severance Payment made pursuant to this Section 6 shall be payable in equal bi-monthly installments over the required duration set forth in Sections 6(a) through 6(e).

                  (i) The continuing obligation of the Company to make the Severance Payment to the Executive is expressly conditioned upon the Executive complying and continuing to comply with his obligations and covenants under Sections 7 and 8 of this Agreement following termination of employment with the Company.

         7.       Confidentiality and Non-Solicitation Covenants.

                  (a) Confidentiality. In addition to the agreements set forth in Section 5(h)(i), the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "Confidential Information" means: information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the owners, customers, employees, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to owner or customer lists of the Company and its affiliates.

                  (b) Non-Solicitation. In the event of termination for any reason other than pursuant to Section 5(e) or Section 5(e), the Executive agrees that during the Employment Period and for one (1) year thereafter the Executive will not, either on his own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or shareholder or otherwise on behalf of any other person, firm or corporation, (i) carry on or be engaged or interested directly or indirectly in, or solicit, the manufacture or sale of goods or provision of services to any person, firm or corporation which, at any time during the Employment Period has been or is a customer of or in the habit of dealing with the Company in its Business, (ii) endeavor directly or indirectly to canvas or solicit in competition with Company or to interfere with the supply of orders for goods or services from or by any person, firm or corporation which during the Employment Period has been or is a supplier of goods or services to Company or (iii) directly or indirectly solicit or attempt to solicit away from Company any of its officers or employees or offer employment to any person who, on or during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of Company.

         8.       Covenant Not to Compete.

                  (a) The Executive agrees that during the Employment Period he will devote substantially full-time to the Business of the Company and not engage in any type of business in competition with the Business of the Company. Subject to such full-time requirement and the restrictions set forth below in this Section 8 and Section 3(c) above, the Executive shall be permitted to continue his existing business investments and activities and may pursue additional business investments; provided, however, that the Executive shall not serve as officer or director of any public company resulting from such business investments. The Executive agrees that he shall not (i) invest in, manage, consult or participate in any way in any other business in competition with the Business (in either an active or passive manner), (ii) participate in or advise any business wherein activities similar to the Business are a relevant business segment or (iii) act for or on behalf of any business that intends to enter or participate in the activities similar to the Business, in each case unless the independent members of the Company's Board of Directors determine that such action is in the best interest of the Company. Notwithstanding the foregoing, the Executive may purchase stock as a stockholder in any publicly traded company, including any company which is involved in activities similar to the Business; provided, however, that the Executive does not own (together or separately or through his affiliates) more than 5% of any company (other than the Company) in such business.

                  (b) The provisions of this Section 8 shall survive for one (1) year following any termination of employment, except in the event of termination pursuant to Section 5(d) or Section 5(e) herein.

         9. Injunctive Relief and Enforcement. In the event of breach by the Executive of the terms of Sections 5(h), 5(i), 7 or 8, and only following mediation or attempted mediation as set forth in Section 16 below (unless the Company is suffering irreparable injury, in which case Section 16 will not prevent the Company from seeking injunctive relief against the Executive in any court or forum), the Company shall be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5(h), 5(i), 7 or 8 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of Sections 5(h), 5(i), 7 or 8 may be inadequate. In addition, in the event the agreements set forth in Sections 5(h), 5(i), 7 or 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area or by reason of being too extensive in any other respect, each such agreement shall be interpreted to extend over the maximum period of time for which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

         10. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered when transmitted by telecopy with receipt confirmed, or one day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:

If        to        the        Executive:        Jeffrey        A.        Parker
===========================================

         With a copy to:            Capers, Dunbar, Sanders & Bruckner
                         1500 First Union Bank Building
                                            699 Broad Street
                             Augusta, GA 30901-1454
                        Attention: Ziva P. Bruckner, Esq.

         If to the Company:                 BioShield Technologies, Inc.
                          4405 International Boulevard
                                            Suite B-109
                             Norcross, Georgia 30093
                           Attention: Timothy C. Moses

         With a copy to:            Schreeder, Wheeler & Flint, LLP
                           127 Peachtree Street, N.E.
                                   Suite 1600
                             Atlanta, Georgia 30303
                        Attention: Edward H. Brown, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         11. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms contained in Sections 5(h), 7 or 8 hereto shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and constructed in a manner to enable it to be enforced to the extent compatible with applicable law.

         12. Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its Business and will inure to the benefit and be binding upon any such successor.

         13.   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         15. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Georgia, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         16. Mediation. Subject to any irreparable injury being suffered by the Company giving rise to the right of the Company to seek injunctive relief against the Executive pursuant to Section 9 hereof, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by mediation in Atlanta, Georgia, before a mediator and on terms and conditions mutually acceptable to the parties; provided, however, that if the parties cannot agree on the terms and conditions of such mediation, such terms and conditions shall be established by the mediator. The fees and expenses relating to such mediation, including reasonable attorneys' fees, shall be borne equally by the parties. If mediation fails or is not accomplished within 180 days of the dispute, the parties shall be free to pursue all legal and equitable remedies available.

         17. LIMITATION ON LIABILITIES. IF EITHER THE EXECUTIVE OR THE COMPANY IS AWARDED ANY DAMAGES AS COMPENSATION FOR ANY BREACH OR ACTION RELATED TO THIS AGREEMENT, A BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT (WHETHER EXPRESS OR IMPLIED BY EITHER LAW OR FACT), OR ANY OTHER CAUSE OF ACTION BASED IN WHOLE OR IN PART ON ANY BREACH OF ANY PROVISION OF THIS AGREEMENT, SUCH DAMAGES SHALL BE LIMITED TO CONTRACTUAL DAMAGES AND SHALL EXCLUDE (I) PUNITIVE DAMAGES, AND
(II) CONSEQUENTIAL AND/OR INCIDENTAL DAMAGES (E.G., LOST PROFITS AND OTHER INDIRECT OR SPECULATIVE DAMAGES). THE MAXIMUM AMOUNT OF DAMAGES THAT THE EXECUTIVE MAY RECOVER FOR ANY REASON SHALL BE THE AMOUNT EQUAL TO ALL AMOUNTS OWED (BUT NOT YET PAID) TO THE EXECUTIVE PURSUANT TO THIS AGREEMENT THROUGH ITS NATURAL TERM OR THROUGH ANY SEVERANCE PERIOD, PLUS INTEREST ON ANY DELAYED PAYMENT AT THE MAXIMUM RATE PER ANNUM ALLOWABLE BY APPLICABLE LAW FROM AND AFTER THE DATE(S) THAT SUCH PAYMENTS WERE DUE.

         18. WAIVER OF JURY TRIAL. TO THE EXTENT APPLICABLE, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

         19. Entire Agreement. This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Company (by duly adopted resolution of its Board of Directors).

         20. The Executive's Acknowledgment. The Executive acknowledges (a) that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

         21. Condition Precedent. This Agreement is conditioned upon the closing of the IPO on or before November 15, 1998. In the event the IPO is not consummated on or before November 30, 1998, then either party shall have the option to cancel this Agreement pursuant to Section 2 herein and this Agreement shall be void and of no further force or effect.

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

                                        "COMPANY"

                                    BIOSHIELD TECHNOLOGIES, INC.


  By:     /s/ Timothy C. Moses
                                   Timothy C. Moses

                       Title:  President and Chief Executive Officer


                                 "EXECUTIVE"

                                       /s/ Jeffrey A.
Parker
                                 Jeffrey A. Parker